                                AGENCY AGREEMENT

                                                                October 16, 2000

VoiceIQ Inc.
240 Riviera Dr.
Markham, Ontario
L3R 5M1

ATTENTION:        MR. TERRY GRAHAM
                  CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Dear Sirs/Mesdames:

RE:               OFFERING OF UP TO 3,000,000 COMMON SHARES OF VOICEIQ INC.

         We, Thomson Kernaghan & Co. Limited and Haywood Securities Inc. (collectively, the "AGENTS"), understand that VoiceIQ Inc. (the "CORPORATION") desires to issue and sell up to 3,000,000 Common Shares of the Corporation (the "OFFERED SHARES"), on the terms and conditions described herein.

         Upon and subject to the terms and conditions set forth herein, the Corporation hereby appoints the Agents and the Agents agrees to act, as the sole and exclusive Agents of the Corporation, to effect the sale of the Offered Shares (as such term is defined below) on a best efforts basis. It is understood and agreed that the Agents shall act as Agents only and is under no obligation to purchase any of the Offered Shares, although the Agents may subscribe for and purchase Offered Shares if it so desires.

This offer is conditional upon and subject to the additional terms and conditions attached hereto.

                                TABLE OF CONTENTS


Section 1 Interpretation.......................................................................1
Section 2 Purchase and Sale of Common Shares and Public Offering...............................3
Section 3 Appointment of Sub-Agent.............................................................4
Section 4 Covenants of the Agents..............................................................4
Section 5 Treasury Commission..................................................................4
Section 6 Public Offering......................................................................5
Section 7 Subscription Payments................................................................5
Section 8 Deliveries on Filing.................................................................5
Section 9 Covenants of the Corporation.........................................................6
Section 10 Representations as to Prospectus and Supplementary Material.........................9
Section 11 Representations and Warranties of the Corporation...................................9
Section 12 Conditions.........................................................................16
Section 13 Termination........................................................................21
Section 14 Indemnity..........................................................................22
Section 15 Contribution.......................................................................24
Section 16 Expenses...........................................................................26
Section 17 Closing............................................................................26
Section 18 Restrictions on Further Issues or Sales by the Corporation.........................27
Section 19 Notice.............................................................................27
Section 20 Interpretation.....................................................................29



                                       (i)

SECTION 1         INTERPRETATION.

         As used in this Agreement, unless there is something in the subject matter or context inconsistent therewith:

         "AGENTS" has the meaning given to it in the first paragraph above;

         "AGENTS' MATTERS" has the meaning given to it in Section 10;

         "AGREEMENT", "HEREIN", "HERETO", "HEREUNDER", "HEREOF", "HEREBY" and similar expressions mean or refer to this agreement and the expression "SECTION" or "PARAGRAPH" followed by a number or letter mean and refer to the specified section or paragraph of this agreement;

         "BUSINESS DAY" means a day that is not a Saturday, Sunday or any statutory or municipal holiday in Toronto, Ontario;

         "CANADIAN SECURITIES LAWS" means, collectively, the applicable securities laws in each of the Qualifying Provinces and the respective regulations, rules, rulings and orders made thereunder and the applicable policy statements issued by the Regulatory Authorities;

         "CLAIMS" has the meaning given to it in Section 14;

         "CLOSING DATE" has the meaning given to it in Section 17;

         "CLOSING TIME" has the meaning given to it in Section 17;

         "COMMON SHARES" means common shares in the capital of the Corporation;

         "COMPENSATION OPTIONS" means the compensation options qualified by the Prospectus and issuable to the Agents which entitle the holders thereof collectively to acquire such number of Common Shares equal to 10% of the Offered Shares at the Offer Price;

         "COMPENSATION SHARES" means, the Common Shares issuable on the exercise of the Compensation Options;

         "CORPORATION" has the meaning given to it in the first paragraph above;

         "DISTRIBUTION" means "DISTRIBUTION" or "DISTRIBUTION TO THE PUBLIC" as those terms are defined under Canadian Securities Laws;

         "EXCHANGE" means the Canadian Venture Exchange;

         "EXPENSES" has the meaning given to it in Section 16;

         "FINANCIAL INFORMATION" means:


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                                       2


                  (i) the section entitled "Selected Financial Information" and the notes thereto in the Prospectus;

                  (ii) the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Prospectus;

                  (iii) the section entitled "Consolidated Capitalization" and the notes thereto in the Prospectus;

                  (iv) the financial statements of International Neural Machines Inc. and the notes thereto and the report of the auditors thereon in the Prospectus; and

                  (v) the financial statements of VoiceIQ Inc. and the notes thereto and the report of the auditors thereon in the Prospectus.

         "INM" means International Neural Machines Inc.;

         "LOSSES" has the meaning given to it in Section 14;

         "MATERIAL CHANGE", "MATERIAL FACT" and "MISREPRESENTATION" have their respective meanings under Canadian Securities Laws;

         "OFFER PRICE" has the meaning given to it in Section 2(1) or, when used in connection with the exercise price of any Compensation Option, shall mean $3.46;

         "OFFERED SHARES" has the meaning given to it in the cover page of this Agreement;

         "OFFERING" means the offering of Offered Shares and Compensation Options contemplated by the Prospectus;

         "OFFERING PERIOD" means the period commencing on the date the receipt for the Prospectus is issued by the last of the Regulatory Authorities and ending on the Closing Date;

         "PERSON" includes any individual, corporation, body corporate, partnership, limited partnership trustee, unincorporated organization or other entity and any government agency or instrumentality, and words importing persons have a similar meaning;

         "PRELIMINARY PROSPECTUS" means the amended and restated preliminary prospectus of the Corporation dated September 13, 2000;

         "PRINCIPALS" means, collectively, Terry Graham, Kenneth G. Murton and Larry A. Beard and "PRINCIPAL" means any one of the foregoing;

         "PROSPECTUS" means the (final) prospectus of the Corporation to be dated on or about October 16, 2000;

         "PURCHASERS" means the persons who as purchasers acquire Offered Shares, and any permitted assignees or transferees of such persons from time to time;

         "QUALIFYING PROVINCES" means, collectively, the provinces of British Columbia, Alberta and Ontario;

         "REGULATORY AUTHORITIES" means, collectively, the securities commissions and similar regulatory authorities in the Qualifying Provinces;

         "SELLING GROUP" means members of any selling group, consisting of registered dealers, formed by the Agents in connection with the distribution of the Offered Shares;

         "SUPPLEMENTARY MATERIAL" means, collectively, an amendment to the Preliminary Prospectus or the Prospectus, any amended or supplemental prospectus or any ancillary material, information, evidence, return, report, application, statement or document which may be filed by or on behalf of the Corporation or the Principals under Canadian Securities Laws;

         "TO THE BEST OF THE CORPORATION'S KNOWLEDGE" means the knowledge of the Principals after making due enquiry; and

         "TREASURY COMMISSION" has the meaning given to it in Section 5.

         All capitalized terms used and not otherwise defined herein shall have the meanings specified in the Prospectus. Words importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include all genders.

SECTION 2         PURCHASE AND SALE OF COMMON SHARES AND PUBLIC OFFERING.

(1) Subject to the terms and conditions of this Agreement, the Agents shall, during the Offering Period, solicit offers to purchase from Purchasers, both directly and at their sole discretion through sub-Agents lawfully authorized to sell the Offered Shares in the Qualifying Provinces and the Corporation shall create, issue and sell to the Purchasers, on Closing, 3,000,000 Common Shares at a price (subject to Section 5 hereof) of $3.00 per Common Share (the "OFFER PRICE").

SECTION 3         APPOINTMENT OF SUB-AGENT.

         The Agents shall be entitled, in connection with the sale of the Offered Shares, to retain as sub-Agent a Selling Group and, if the Agents retains such sub-Agent, the Agents may pay them such commissions as the Agents in its sole discretion sees fit, provided that any such commission shall be for the account of the Agents.

SECTION 4         COVENANTS OF THE AGENTS.

(1) The Agents covenant that the Offered Shares will be offered for sale to the public only in the Qualifying Provinces or in those jurisdictions outside of Canada where they may lawfully be offered for sale and only at a price not exceeding the offering price per share set out on the cover page of the Prospectus. The Agents shall cause a similar undertaking to be contained in any agreement entered into by the members of the Selling Group established in connection with the distribution of the Offered Shares.

(2) The Agents shall, and shall require the Selling Group to agree to (a) distribute the Offered Shares in a manner which complies with and observes all applicable laws and regulations in each jurisdiction into and from which they may offer to sell the Offered Shares or distribute the Prospectus and any Supplementary Material in connection with the distribution of the Offered Shares, and (b) deliver the Prospectus or any Supplementary Material to any person in any jurisdiction other than in the Qualifying Provinces only in a manner which will not require the Corporation to comply with the registration, prospectus, filing or other similar requirements under applicable securities laws of such other jurisdictions.

(3) The Agents shall be entitled to assume that the Offered Shares and the Compensation Options are qualified for distribution in the Qualifying Provinces when the receipt for the Prospectus is issued by the Regulatory Authorities in each of the Qualifying Provinces.

SECTION 5         TREASURY COMMISSION.

         In consideration of the services rendered and to be rendered by the Agents in connection with this transaction, including, without limitation: (i) assisting in the preparation of the Preliminary Prospectus and the Prospectus, together with any Supplementary Material and any similar document in order to qualify the Offered Shares for distribution to the public in the Qualifying Provinces; (ii) forming a Selling Group to facilitate the distribution of the Offered Shares; (iii) distributing the Offered Shares both directly and through such Selling Group; and (iv) performing administrative work in connection with the distribution of the Offered Shares; the Corporation agrees to pay to the Agents, as Thomson Kenaghan & Co. Limited shall direct, a commission equal to 8% of the aggregate gross proceeds realized by the Corporation from the sale of the Offered Shares (being $0.24 for each Offered Share sold) (the "TREASURY COMMISSION"). The Treasury Commission shall be exclusive of the amounts to be paid to the Agents pursuant to Section 16 below.

SECTION 6         PUBLIC OFFERING.

         The Corporation covenants and agrees with the Agents to execute or procure the execution of all documents and to use its best efforts to take or cause to be taken all steps as may be necessary or desirable to fulfill to the satisfaction of Stikeman Elliott, counsel for the Agents, and Blake, Cassels & Graydon LLP, counsel for the Corporation, acting reasonably, all legal requirements (i) to qualify the Offered Shares for distribution in the Qualifying Provinces through the Agents and the Selling Group, and (ii) to qualify the Compensation Options for distribution to the public in the Qualifying Provinces, each in accordance with the Canadian Securities Laws.

SECTION 7         SUBSCRIPTION PAYMENTS.

         Subscription payments, if any, received by the Agents prior to the Closing Date shall be deposited by the Agents in a segregated account. If, for any reason, closing does not occur on the Closing Date (as such date may be changed from time to time in accordance with Section 17) such subscription payments, if any, shall be returned to subscribers without interest or deduction.

SECTION 8         DELIVERIES ON FILING.

(1) Concurrently with the execution of this Agreement, the Corporation shall cause to be delivered to the Agents without charge:

         (a) the Prospectus in the English language and any documentation supplemental thereto required to be filed under the applicable laws of each of the Qualifying Provinces, in each case in form and substance satisfactory to the Agents and approved, signed and certified as required by Canadian Securities Laws;

         (b) a copy of any other document required to be filed by the Corporation under the laws of each of the Qualifying Provinces in compliance with Canadian Securities Laws;

         (c) a long-form comfort letter from the Corporation's auditors, Grant Thornton LLP, in form and substance satisfactory to the Agents, addressed to the Agents and the board of directors of the Corporation and dated the date of the Prospectus, verifying the financial and accounting information and other numerical information contained in the Prospectus and matters involving changes or developments thereto, and procedures in that regard, since the respective dates as of which specified financial, accounting or numerical information is given in the Prospectus to a date not more than two Business Days prior to the date of such letter, which letter shall be in addition to the auditors' report contained in the

                  Prospectus and the auditors' comfort letter addressed to the appropriate Regulatory Authorities; and

         (d) a long-form comfort letter from INM's auditors, Ernst & Young LLP, in form and substance satisfactory to the Agents, addressed to the Agents and the board of directors of INM and dated the date of the Prospectus, verifying the financial and accounting information and other numerical information contained in the Prospectus and matters involving changes or developments thereto, and procedures in that regard, since the respective dates as of which specified financial, accounting or numerical information is given in the Prospectus to a date not more than two Business Days prior to the date of such letter, which letter shall be in addition to the auditors' report contained in the Prospectus and the auditors' comfort letter addressed to the appropriate Regulatory Authorities.

(2) COMMERCIAL COPIES. The Corporation shall cause commercial copies of the Prospectus in the English language to be delivered to the Agents without charge in such numbers and at such locations as the Agents may reasonably request by oral instructions to the printer of the Prospectus given on or about the date hereof. Such delivery shall be effected as soon as possible and in any event no later than 2 Business Days after the receipt therefor is issued by the last of the Regulatory Authorities.

(3) SUPPLEMENTARY MATERIAL. Subject to Section 9, the Corporation shall forthwith prepare any Supplementary Material required to be filed by the Corporation under the Canadian Securities Laws. Such Supplementary Material shall be in form and substance satisfactory to the Agents and a copy thereof (approved, signed and certified as required by the Canadian Securities Laws) shall be promptly delivered to the Agents. Concurrently with the delivery thereof, the Corporation shall deliver to the Agents documents similar to those referred to in Sections 8(1)(c) and 8(1)(d), as applicable, with respect to such Supplementary Material, and, where applicable, the Corporation shall cause commercial copies of such Supplementary Material in the English language to be delivered to the Agents without charge in such numbers and in such cities as the Agents may reasonably request by oral instructions to the printer of such Supplementary Material. Such delivery shall be effected as soon as possible.

SECTION 9         COVENANTS OF THE CORPORATION.

(1) MATERIAL CHANGE DURING DISTRIBUTION. From the date hereof to and until the completion of the Offering Period, the Corporation shall promptly notify the Agents in writing with full particulars of:

         (a) any material change (actual, anticipated, contemplated or threatened) in the condition (financial or otherwise), business, affairs, operations, results of operations, capital, prospects, assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Corporation or to its knowledge INM;

         (b) any change (actual, anticipated, contemplated or threatened) in any material fact contained in the Prospectus or any Supplementary Material which change is or may be of such a nature as to render any statement in the Prospectus or Supplementary Material misleading or untrue or result in a misrepresentation therein;

         (c) any change in applicable laws, including, without limitation, the Income Tax Act (Canada) or the regulations, interpretations and policies thereunder, materially affecting or which may materially affect the business or property of the Corporation or to its knowledge INM or the Offered Shares or the distribution thereof, which change is or may be of such a nature as to render any statement in the Prospectus or any Supplementary Material misleading or untrue or result in a misrepresentation therein or which would otherwise require an amendment to the Prospectus or the Supplementary Material under Canadian Securities Laws; and

         (d) any material fact which becomes know which, pursuant to Canadian Securities Laws, would have been required to be stated in the Prospectus or Supplementary Material had the fact been known at or prior to the date of the Prospectus or Supplementary Material.

                  The Corporation shall promptly, and in any event within any applicable time limitation, comply with all applicable filing and other requirements under Canadian Securities Laws and with the requirements of the Exchange as a result of any such change, provided that the Corporation shall not file any Supplementary Material or other documents without first obtaining from the Agents its approval after consulting with the Agents with respect to the form and content thereof. The Corporation shall in good faith discuss with the Agents any change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there may be a reasonable question as to whether notice need be given to the Agents pursuant to this Section 9(1) and, in the event that the Agents in their sole discretion determine, acting reasonably, that it is necessary, the Corporation will be required to file Supplementary Material pursuant to Section 8(3).

(2) RECEIPTS. The Corporation shall advise the Agents, promptly after receiving notice thereof, of the time when the Prospectus, or any Supplementary Material, has been filed and receipts therefor have been obtained, and provide evidence satisfactory to the Agents of each such filing and issuance of receipts.

(3) REGULATORY ACTION. The Corporation shall advise the Agents, promptly after receiving notice or obtaining knowledge thereof, of: (i) the issuance by any Regulatory Authority or the Exchange of any order suspending or preventing the use of the Preliminary Prospectus or any order preventing or suspending the use of the Prospectus or any Supplementary Material; (ii) the imposition of any cease trading or similar order affecting the Offered Shares or the Compensation Options in any jurisdiction; (iii) the institution, threatening or contemplation of any proceeding for any such purpose; or (iv) any request made by any Regulatory Authority or the Exchange to amend or supplement the Preliminary Prospectus, the Prospectus or any Supplementary Material. The Corporation shall use its best efforts to prevent the issuance of any order issued under clauses (i) or (ii) above, or, if any such order is issued, use its best efforts to obtain its withdrawal as quickly as possible.

(4) LISTING. The Corporation shall use its best efforts to diligently satisfy all conditions required by the Exchange in order to ensure that the Offered Shares and the Compensation Shares are listed and posted for trading on the Exchange commencing on the Closing Date.

(5) DUE DILIGENCE. The Corporation shall allow the Agents to conduct such due diligence in respect of the Corporation and INM as the Agents deems appropriate, provided that the Agents shall be limited to reasonable access during normal business hours and upon reasonable notice.

(6) DECLARATION OF DIVIDENDS. The Corporation will not declare or pay any dividend or make any other distribution of its assets, or redeem, purchase or otherwise acquire any of its shares, or prepay any debt not due, or commit to do any of the foregoing, prior to the Expiry Date.

(7) USE OF PROCEEDS. The net proceeds to the Corporation from the sale of the Offered Shares will be applied as indicated under "Use of Proceeds" in the Prospectus. This provision will survive beyond the Closing Date.

(8) PRINCIPALS. The Corporation shall cause each Principal to agree, at Closing, that such Principal shall not, during the 90-day period following the Closing Date, sell, transfer, assign or otherwise dispose of all or any portion of or any beneficial interest in the outstanding shares of the Corporation owned by such Principal on the date of this Agreement (including any shares issuable pursuant to options held by such Principal on the date hereof) without the prior written consent of the Agents. The Principals shall, however, be permitted to pledge such shares to an arms' length financial institution for the purpose of giving collateral for a bona fide debt made in good faith.


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                                       9


SECTION 10        REPRESENTATIONS AS TO PROSPECTUS AND SUPPLEMENTARY MATERIAL.

         The delivery to the Agents of the Preliminary Prospectus, the Prospectus and any Supplementary Material shall constitute the Corporation's representation and warranty to the Agents that, at the time of such delivery, the information and statements contained therein (except information and statements provided by and relating solely to the Agents, hereinafter referred to as the "AGENTS' MATTERS") are true and correct in all material respects and contain no misrepresentations and no untrue, false or misleading statements of a material fact, that no material facts or information have been omitted therefrom which are required to be stated therein or are necessary to make any statement or information contained therein not false or misleading in light of the circumstances in which it was made, that the information and statements contained therein (except the Agents' Matters) constitute full, true and plain disclosure of all material facts relating to the Corporation, INM, the Compensation Options and the Offered Shares, and that the Preliminary Prospectus, the Prospectus and any Supplementary Material comply in all material respects with Canadian Securities Laws. Such delivery shall also constitute the Corporation's consent to the use of the Preliminary Prospectus, the Prospectus and any Supplementary Material by the Agents and the Selling Group for the purpose of offering and selling in the Qualifying Provinces the Offered Shares.

SECTION 11        REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.

(1) The Corporation makes the following representations and warranties to the Agents and acknowledges that the Agents are relying upon them in entering into this Agreement:

         (a) STATUS. Each of the Corporation and INM is a corporation incorporated and validly existing under the laws of Ontario and has all requisite corporate power and authority to own, lease and operate its properties and assets, to conduct its business as now conducted or proposed to be conducted by it, and to carry out the provisions of this Agreement;

         (b) BUSINESS. Each of the Corporation and INM has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and holds all licenses, registrations and qualifications in all jurisdictions in which it carries on business or owns, leases or operates its properties and assets to enable its business to be carried on as now conducted and its properties and assets to be owned, leased and operated, and all such licenses, registrations and qualifications are valid and existing and in good standing and none of the same contains any burdensome term, provision, condition or limitation which has or would reasonably be expected to have a material adverse effect on the operation of its business as now conducted or proposed to be conducted;

                  and the Corporation is not aware of any laws, rules or regulations or of the terms of any such licences, registrations or qualifications presently in force or proposed to be brought into force by any governmental or regulatory authority with which the Corporation anticipates that it or INM will be unable to comply without materially adversely affecting its business;

         (c) REPORTING ISSUER. The Corporation is a reporting issuer, or the equivalent thereof, in good standing in the provinces of Ontario, British Columbia and Alberta, is in compliance with the by-laws, rules and regulations of the Exchange and no material change relating to the Corporation has occurred with respect to which the requisite material change report has not been filed under the Securities Laws of such provinces and no such disclosure has been made on a confidential basis;

         (d) DISCLOSURE. All press releases, material change reports and other documents filed by or on behalf of the Corporation with the securities regulatory authorities in the provinces of Ontario, British Columbia and Alberta or the Exchange during the last two years were true and correct in all material respects and collectively provide disclosure of all material facts relating to the Corporation in accordance with Securities Laws and each such document did not contain any misrepresentation as at the respective dates of such filings;

         (e) SHARE CAPITAL. The authorized capital of the Corporation consists of an unlimited number of preference shares and an unlimited number of Common Shares of which, as of the date hereof, 13,145,896 Common Shares (and no more, without giving effect to the Offering) are issued and outstanding as fully paid and non-assessable. The authorized capital of the Corporation immediately prior to the Closing Date will consist of an unlimited number of Common Shares of which 13,145,896 Common Shares (subject to adjustments for any additional shares which may be issued pursuant to outstanding options, warrants and convertible securities disclosed in the Prospectus) will be issued and outstanding as fully paid and non-assessable;

         (f) SHARE CAPITAL - INM. The authorized capital of INM consists of an unlimited number of special shares and an unlimited number of common shares of which, as of the date hereof, 20,000 common shares (and no more) are issued and outstanding as fully paid and non-assessable. The authorized capital of INM immediately prior to the Closing Date will consist of an unlimited number of common shares of which 20,000 common shares (and no more) will be issued and outstanding as fully paid and non-assessable;

         (g) VALIDLY ISSUED. The Offered Shares have been authorized for issuance and, when payment is received for such shares, such shares will be validly issued as fully paid and non-assessable shares in the capital of the Corporation;

         (h) COMPENSATION SHARES. At the Closing the Compensation Shares will be duly and validly allotted and reserved for issuance upon the exercise of the Compensation Options;

         (i) EXCHANGE APPROVAL. The Offered Shares and the Compensation Shares are conditionally listed and will, at the Closing Date, be listed and posted for trading on the Exchange;

         (j) OPTIONS ETC. Except, in each case, as disclosed in the Prospectus, no person has any agreement or option or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement for the purchase, acquisition, subscription for or issuance by each of the Corporation and INM of any of the unissued shares in their respective capital;

         (k) MINUTE BOOKS. The corporate records and minute books of the Corporation and INM which have been made available to the Agents and their counsel for review contain, in all material respects, complete and accurate minutes of all meetings of the directors and shareholders of the Corporation and INM, held since incorporation, and original signed copies of all resolutions and by-laws duly passed or confirmed by the directors or shareholders of the Corporation and INM, other than at a meeting. The share certificate books, register of security holders, register of transfers and register of directors and any similar corporate records of the Corporation and INM are in all material respects, complete and accurate;

         (l) EFFECT ON OTHER AGREEMENTS. The execution and delivery of this Agreement and the Escrow Agreement and the performance of the obligations hereunder (including, without limitation the issuance, sale and delivery of the Offered Shares at the Closing Time) and thereunder does not and will not result in a breach of and will not create a state of facts that, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with (i) any statute, rule or regulation applicable to the Corporation; or (ii) any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Corporation is a party or by which it is bound; or (iii) any judgment, decree or order binding the Corporation or its property or assets;

         (m) EFFECT ON CONSTATING DOCUMENTS ETC. The execution and delivery of this Agreement by the Corporation and the performance by the Corporation of any of its obligations hereunder (including, without limitation the issuance, sale (where applicable) and delivery of the Offered Shares and the Compensation Options at the Closing Time) and thereunder does not and will not result in a breach of and will not create a state of facts that, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with any of the terms, conditions or provisions of the constating documents or by-laws of the Corporation or INM, or any resolution passed or consented to by the directors or shareholders of the Corporation or INM respectively;

         (n) GOVERNMENTAL APPROVAL. No consent, approval, permit, authorization, order or filing of or with any Regulatory Authority or any court or governmental agency or body of Canada, any Qualifying Province or any other jurisdiction is required by the Corporation for the execution and delivery of and the performance by the Corporation of its obligations under this Agreement, except as such consents, approvals and filings are required under Canadian Securities Laws and the by-laws, rules and regulations of the Exchange which will be obtained prior to Closing Time;

         (o) SALE OF PROPERTY. Other than as disclosed in the Prospectus, the Corporation has not approved, is not contemplating, has not entered into any agreement in respect of, and has no knowledge of:

                  (i) the purchase of any property or any interest therein or the sale, transfer or other disposition of any property or any interest therein currently owned, directly or indirectly, by the Corporation whether by asset sale, transfer of shares, or otherwise;

                  (ii) the change of control (by sale or transfer of shares or sale of all or substantially all of the assets of the Corporation or otherwise) of the Corporation, or

                  (iii) a proposed or planned disposition of shares by any shareholder who owns, directly or indirectly, 5% or more of the issued and outstanding shares of the Corporation.

         (p) SALE OF PROPERTY. Other than as disclosed in the Prospectus, INM has not approved, is not contemplating, has not entered into any agreement in respect of, and the Corporation has no knowledge of:

                  (i) the purchase of any property or any interest therein or the sale, transfer or other disposition of any property or any interest therein currently owned, directly or indirectly, by INM whether by asset sale, transfer of shares, or otherwise;

                  (ii) the change of control (by sale or transfer of shares or sale of all or substantially all of the assets of INM or otherwise) of INM, or

                  (iii) a proposed or planned disposition of shares by any shareholder who owns, directly or indirectly, 5% or more of the issued and outstanding shares of INM.

         (q) REAL PROPERTY. The real property (and the buildings constructed thereon) in which the Corporation has a direct or indirect interest whether leasehold or fee simple or otherwise (the "REAL PROPERTY") is insured against all loss from damage by hazards or risks normally insured against, with reasonable deductibles, to the best of the Corporation's knowledge, such buildings were constructed in accordance with building permits properly issued therefor and in compliance with all applicable building and zoning by-laws, and, to the best of the Corporation's knowledge, there are no material defects in such buildings, there are no outstanding work orders or deficiency notices relating to such buildings from or required by any police or fire department, sanitation or health authority or from any federal, provincial or municipal authority or, to the best of the Corporation's knowledge, any matters under discussion with any such departments or authorities relating to work orders, and, such buildings and all chattels required for the effective operation of such buildings are in good operating condition and are in a state of good repair and maintenance;

         (r) INTEREST OF INSIDERS. To the best of the knowledge of the Corporation, none of the directors or officers of the Corporation or any associate or affiliate of any of the foregoing had, has or intends to have any material interest, direct or indirect, in the transactions contemplated by this agreement or in any proposed material transaction with the Corporation which, as the case may be, materially affects, is material to or will materially affect the Corporation;

         (s) CORPORATE AUTHORIZATION. All necessary corporate action has been taken the Corporation to (i) authorize the execution, delivery and performance of this Agreement; (ii) issue, sell (as the case may be) and deliver the Offered Shares and the Compensation Options in accordance with the provisions of this Agreement; and (iii) carry out all of the terms and provisions hereof;

         (t) VALID AND BINDING AGREEMENT. This Agreement has been duly authorized by all necessary corporate action on the part of the Corporation, has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms, subject only to the effect of any applicable bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforcement of creditors' rights, the effect of general principles of equity and the qualification that rights of indemnity and contribution and waiver of contribution may be limited by applicable law;

         (u) COMPLIANCE WITH LAWS. The Prospectus, together with any Supplementary Material, provides or will provide full, true and plain disclosure of all material facts relating to the Corporation and INM, to the Offered Shares and the Compensation Options as required by the Canadian Securities Laws and the Prospectus together with any Supplementary Materials does not and will not contain any misrepresentation, provided that the foregoing representation, warranty and covenant of the Corporation shall not apply to the Agents' Matters;

         (v) LEGAL PROCEEDINGS. There are no actions, suits, proceedings, investigations or inquiries pending or, to the knowledge of the Corporation or its directors or officers, threatened against or affecting the Corporation or INM at law or in equity or before or by any court, arbitrator or tribunal or any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, in Canada or elsewhere, which could in any way materially and adversely affect the condition or prospects (financial or otherwise) of the Corporation or INM or the validity of the issuance of the Offered Shares, and there is no order or investigation of or by any such authority which in any manner questions the validity of any licences, permits, consents, approvals or other authorizations which are material and which are necessary for the Corporation or INM to carry on its business as now conducted or proposed to be conducted;

         (w) ABSENCE OF CHANGES. Except as described in the Prospectus and any Supplementary Material, there has not been:

                  (i) any material change (actual, anticipated, contemplated or threatened) in the condition (financial or otherwise), business, affairs, operations, results of operations, capital, prospects, assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Corporation or INM since the end of the period covered by the Financial Information; or

                  (ii) any transaction entered into by the Corporation or INM, other than those in the ordinary course of business, which is material to the Corporation or non-arm's length.

         (x) NO AGENT. There is no person acting or purporting to act for the Corporation entitled to any brokerage or finder's fee in connection with this Agreement or any of the transactions contemplated hereunder except as disclosed in the Prospectus;

         (y) TRANSFER AGENT. Montreal Trust Company of Canada at its principal offices in Calgary has been duly appointed as the transfer agent and registrar of the Common Shares of the Corporation;

         (z) TAXES. The Corporation and, to the best of the Corporation's knowledge, INM has duly and on a timely basis filed all tax returns required to be filed by it, has paid all taxes due and payable by it and has paid all assessments and re-assessments and all other taxes, government charges, penalties, interest and other fines due and payable by it and which are claimed by any governmental authority to be due and owing, and adequate provision has been made for taxes payable for any period for which tax returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by the Corporation or, to the best of the Corporation's knowledge, INM; and there are no matters under discussion by the Corporation or, to the best of the Corporation's knowledge, INM with any governmental authority relating to taxes, charges or assessments asserted by any such authority;

         (aa) NO BREACH OF CONTRACTS. The Corporation, and to the knowledge of the Corporation INM, is not and will not be at Closing
                  Time: (a) in breach or violation of any of the terms or provisions of, or default under (whether after notice or lapse of time or both), any material indenture, mortgage, deed of trust, loan agreement or other agreement (written or oral) or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, which breach, violation or default or the consequences thereof would, alone or in the aggregate, result in adverse material change to the Corporation or INM; or (b) in violation of the provisions of its articles, by-laws or resolutions or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties or any judgment, decree or order binding the Corporation or INM or its property or assets, which violation or the consequences thereof would, alone or in the aggregate, result in an adverse material change to the Corporation or INM;

         (bb) FINANCIAL STATEMENTS. The financial statements and the notes thereto included in the Prospectus relating to INM and the Corporation indicate fairly the financial position of each such company as of the dates specified thereon and the results of operation for the period specified thereon and such financial statements have been prepared in conformity with Canadian generally accepted accounting principles applied on a consistent basis (except to the extent noted therein);

         (cc) SHAREHOLDERS AGREEMENTS. To the best of the Corporation's knowledge, except as described in the Prospectus, there is no agreement between or amongst the shareholders or the Corporation or any of them governing the business, affairs, capital, and/or management of the Corporation or the transfer of any shares of the Corporation that will not be terminated in connection with the closing;

         (dd) INTELLECTUAL PROPERTY. Each of the Corporation, and to the knowledge of the Corporation INM, owns or possesses adequate and enforceable rights to use all trademarks, trademark applications, trade names, copyrights, copyright applications, patents, licenses, know-how and other similar rights and proprietary knowledge (collectively, the "INTELLECTUAL PROPERTY") necessary for the conduct of their respective businesses. None of the Corporation and INM have received any notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property; and

         (ee) EMPLOYEE MATTERS. None of the Corporation and INM is subject to any labour dispute nor, to the knowledge of the Corporation, is any such dispute threatened, which dispute would have a material adverse affect on the assets or properties, business, results of operation, prospects or condition (financial or otherwise) of the Corporation or INM.

SECTION 12        CONDITIONS.

(1) The inaccuracy of any of the representations and warranties of the Corporation herein contained, the non-fulfillment of or non-compliance with the covenants of the Corporation herein contained or any breach or failure to comply with any of the conditions set out below shall entitle the Agents, in their sole discretion, to terminate their obligations under this Agreement, and to terminate, on behalf of subscribers, their obligations to purchase Offered Shares, by written notice to that effect given by the Agents to the Corporation at or prior to the Closing Date. At the Closing Time:

         (a) the Agents shall have received a certificate in form and substance satisfactory to the Agents addressed to the Agents and the Agents' counsel dated the Closing Date signed by each of the Chief Executive Officer and the Chief Financial Officer or such other officers of the Corporation acceptable to the Agents, certifying for and on behalf of the Corporation, to the best of the knowledge, information and belief of the persons so signing, after having made due enquiry, that:

                  (i) after having carefully examined the Prospectus and, since the respective dates as of which information is given in the Prospectus, the Corporation has not (A) incurred any material liabilities (absolute, accrued, contingent or otherwise); or (B) entered into any transaction not in the ordinary course of business or non-arm's length; and (C) there has been no material change in the assets, financial position, business or results of operations of the Corporation; and (D) to the best of their knowledge and information, there has occurred no event and exists no state of facts that, under the Canadian Securities Laws and the terms of this Agreement, is required to be set forth in an amendment to the Prospectus that has not been so set forth;

                  (ii) the representations and warranties of the Corporation contained in this Agreement are true and correct as of the Closing Time with the same effect as though such representations and warranties had been made at and as of such time;

                  (iii) the Corporation has complied with and satisfied in all material respects all of the terms, covenants and conditions of this Agreement on the Corporation's part to be complied with at or prior to the Closing Time;

                  (iv) no order, ruling or determination having the effect of ceasing the trading or suspending the sale of the Offered Shares or any other securities of the Corporation has been issued and no proceedings for such purpose have been instituted or are pending or, to the knowledge of each such officers, contemplated or threatened; and

                  (v) such other matters as the Agents may reasonably request;

         (b) The Agents shall have received a favourable legal opinion from Blake, Cassels & Graydon LLP, counsel to the Corporation addressed to the Agents and their counsel dated the Closing Date and in form and substance satisfactory to the Agents and their counsel with respect to such matters as the Agents may reasonably request relating to the distribution of the Offered Shares and the Compensation Options, including but not limited to that:

                  (i) each of the Corporation and INM is a corporation validly existing under the laws of jurisdiction of incorporation;

                  (ii) each of the Corporation and INM has all requisite corporate power and authority to carry on its business as now conducted, lease and operate its property and assets and to, in the case of the Corporation, execute, deliver and perform its obligations under this Agreement, and to issue the Offered Shares and the Compensation Options as contemplated herein;

                  (iii) no consent, approval, permit, authorization or order of any court, governmental authority or stock exchange is required by the Corporation for the execution and delivery of and the performance by the Corporation of its obligations under this Agreement, including, without limitation, the offering and issuance of the Offered Shares and the Compensation Options;

                  (iv) the authorized capital of the Corporation consists of an unlimited number of Common Shares and an unlimited number of preference shares of which, immediately prior to the Closing Time, 13,145,896 Common Shares (and no more) are validly issued and outstanding as fully paid and non-assessable;

                  (v) the authorized capital of INM consists of an unlimited number of common shares and an unlimited number of special shares of which, immediately prior to the Closing Time, 20,000 common shares (and no more) are validly issued and outstanding as fully paid and non-assessable;

                  (vi) the execution and delivery of this Agreement by the Corporation and the performance by the Corporation of any of its obligations hereunder (including, without limitation the issuance, sale and delivery of the Offered Shares at the Closing Time and the issuance and delivery of the Compensation Options) and thereunder does not and will not result in a breach of and will not create a state of facts that, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with: (i) any statute, rule or regulation applicable to the Corporation; or (ii) any of the terms, conditions or provisions of the constating documents or by-laws of the Corporation, or any resolution passed or consented to by the directors or shareholders of the Corporation;

                  (vii) this Agreement has been duly authorized by all necessary corporate action on the part of the Corporation, has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms, subject only to the effect of any applicable bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforcement of creditors' rights, the effect of general principles of equity and the qualification that rights of indemnity and contribution and waiver of contribution may be limited by applicable law;

                  (viii) all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of each of the Preliminary Prospectus, the Prospectus and any Supplementary Material and the filing thereof with the Regulatory Authorities in each of the Qualifying Provinces;

                  (ix) all necessary corporate action has been taken by the Corporation to authorize the issuance of the Offered Shares and the Offered Shares will, when issued, be outstanding as fully paid and non-assessable shares;

                  (x) the attributes of the Offered Shares and the Compensation Options are consistent in all material respects with the descriptions in the Prospectus;

                  (xi) all necessary documents have been filed, proceedings taken and approvals, consents, authorizations and permits obtained from the Regulatory Authorities in each of the Qualifying Provinces to qualify the Offered Shares for sale to the public in each of the Qualifying Provinces through registrants registered under the applicable legislation in such Qualifying Provinces who have complied with the relevant provisions of applicable laws;

                  (xii) the Offered Shares and the Compensation Shares have been conditionally listed for trading on the Exchange;

                  (xiii) the Compensation Shares to be issued upon the exercise of the Compensation Options have been allotted and reserved for issuance to the holders of the Compensation Options, and such Compensation Shares will, when issued upon exercise of the Compensation Options in accordance with the terms of the

                           Compensation Options, be validly issued and, fully paid and non-assessable shares;

                  (xiv) the Corporation is a reporting issuer and not in default in the Provinces of Ontario, British Columbia and Alberta;

                  (xv) the form and terms of the share certificate representing the Corporation's Common Shares have been approved and adopted by the directors of the Corporation and comply with applicable law and Exchange requirements relating thereto;

                  (xvi) Montreal Trust Company of Canada at its principal office in Calgary, Alberta has been duly appointed the transfer agent and registrar for the Common Shares of the Corporation;

                  (xvii) as to all other legal matters as may reasonably be requested by counsel to the Agents relating to distribution of the Offered Shares and the Compensation Options; and

                  (xviii) in providing such opinion, such counsel may rely on the opinions of local counsel acceptable to counsel to the Agents, as to qualifications for distribution of the Offered Shares and the Compensation Options and as to other matters governed by the laws of other jurisdictions other than the jurisdictions in which they are qualified to practise and, may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of public officials and of the auditors and the officers of the Corporation;

         (c) The Agents shall have received a certificate in form and substance satisfactory to the Agents addressed to the Agents and the Agents' counsel dated the Closing Date signed by two directors or officers of INM certifying that to the best of their knowledge, the disclosure with respect to INM included in the Prospectus is correct in all material respects;

(2) The Agents and their counsel shall have received long-form comfort letters dated the date of Closing Date from the corporation's auditors, Grant Thornton LLP and from INM's auditors, Ernst & Young LLP, addressed to the Agents and the board of directors of the Corporation and INM respectively, in form and substance satisfactory to the Agents, which shall confirm in all material respects, as of the Closing Date (or for matters involving changes or developments, and procedures in that regard, since the respective dates as of which the financial and accounting information and other numerical information is given in the Prospectus, as of a date not more than two Business Days prior to the Closing Date), the conclusions and findings of such firm with respect to the financial and accounting numerical information and the other matters covered by its letter referred to in
         Section 8(1)(c) and Section 8(1)(d) respectively and any similar letters by such firms pursuant to Section 8(3);

(3) The Corporation shall have made or caused to be made the necessary filings with, and shall have obtained or caused to be obtained the necessary approvals and consents of, the Exchange and the Regulatory Authorities required to be made or obtained by the Corporation prior to the Closing Date as herein contemplated;

(4) The Agents shall have received a certificate of good standing or the equivalent regarding the corporate status for each of the Corporation and INM from their respective jurisdiction of incorporation; and

(5) Such other certificates, statutory declarations, agreements, opinions, comfort letters and materials, in form and substance satisfactory to the Agents, as the Agents may reasonably request, including, without limitation such as may be required as a basis for the opinions referred to Section 12(1)(b), shall have been delivered.

SECTION 13        TERMINATION.

(1) In addition to any other remedies which may be available to the Agents in respect of any default, act or failure to act or non-compliance with the terms of this Agreement, any Agent shall have the right at its option to terminate its obligations under this Agreement by notice in writing delivered to the Corporation at or prior to the Closing Date if, at any time prior to or on the Closing Date:

         (a) the Agent is not satisfied, in its sole discretion, with the due diligence review conducted by it;

         (b) any inquiry, investigation or other proceeding (whether formal or informal) is commenced, threatened or announced in relation to the Corporation or INM or any of the Corporation's or INM's directors or officers or any order is issued under or pursuant to any statute of Canada or of any province or territory, or by any official of the Exchange, or otherwise, or there is any change of law, or the interpretation or administration thereof, which, in the reasonable opinion of the Agent, operates to prevent or restrict the trading in the Offered Shares or the distribution or distribution to the public of the Offered Shares in the Qualifying Provinces or any of them or in other jurisdictions or which in the opinion of the Agent adversely affects the marketability of the Offered Shares;

         (c) at the Closing Time, the Offered Shares or the Compensation Shares are not listed on the Exchange;

         (d) there should occur or come into effect any event, condition or circumstance which constitutes a material change in the business, affairs or condition of the Corporation, financial or otherwise, or a circumstance contemplated by Section 9(1), which, in the Agent's opinion, would be reasonably expected to have an adverse affect on the market price or value of the Offered Shares;

         (e) there should develop, occur or come into effect any occurrence of national or international consequence or any action, government law or regulation, inquiry or other occurrence of any nature whatsoever which, in the opinion of the Agent, seriously affects or will seriously affect financial markets or the business, operations, assets or undertakings of the Corporation; or

         (f) the state of the financial markets becomes such that the Offered Shares cannot, in the opinion of the Agent, be profitably marketed.

         The rights of termination contained in this Section 13 are in addition to any other rights or remedies the Agents or any one of them may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement or otherwise.

(2) In the event of such termination by the Agents, there shall be no further liability of the Corporation to the Agents except as expressly otherwise provided in this Agreement and except in respect of any liability which may have arisen or may thereafter arise pursuant to
         Section 4, Section 5 or Section 6, which liabilities shall survive any such termination.

SECTION 14        INDEMNITY.

(1) The Corporation agrees to protect, indemnify and hold harmless the Agents and its partners, directors, officers, agents, employees, affiliates, shareholders and representatives and any members of the Selling Group (collectively, the "INDEMNIFIED PARTIES" and, individually, an "INDEMNIFIED PARTY") from and against any and all claims, actions, suits and proceedings (collectively, the "CLAIMS"), and any and all damages, liabilities, expenses and losses (other than loss of profits) of whatsoever nature or kind (collectively "LOSSES") incurred in consequence and flowing out of any such claim, action, suit or proceeding, including any expenses incurred by an Indemnified Party in the course of any investigation of the Corporation, to which an Indemnified Party may become subject or otherwise involved which are caused by or arise directly or indirectly by reason of:

         (a) any breach of or default under any representation, warranty, covenant or agreement of the Corporation in this Agreement or any other document to be delivered pursuant hereto or thereto;

         (b) any misrepresentation or alleged misrepresentation contained in the Preliminary Prospectus or the Prospectus or in any Supplementary Material (other than relating solely to Agents' Matters);

         (c) any order made or any inquiry, investigation or proceeding commenced or threatened by any securities regulatory or other authority, including without limitation any stock exchange, based upon any misrepresentation or alleged misrepresentation in the Preliminary Prospectus or the Prospectus or in any Supplementary Material (other than relating solely to Agents' Matters) which prevents or restricts the trading in the Offered Shares or the distribution or the distribution to the public, as the case may be, of the Offered Shares, the Units or the Compensation Options in any Qualifying Province; or

         (d) the Corporation's failure to comply with any requirement of applicable Canadian Securities Laws, other securities laws or the by-laws, rules and regulations of the Exchange;

         provided, however, that this indemnity shall not apply in the event and to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that the Indemnified Party was guilty of fraudulent misrepresentation or gross negligence and that the Claims or Losses in respect of which indemnification is claimed were caused solely by such conduct.

(2) If any claim contemplated by this Section 14 shall be asserted against any Indemnified Party, or if any potential claim contemplated by this
         Section 14 shall come to the knowledge of any Indemnified Party, the Indemnified Party concerned shall notify the Corporation as soon as possible of the nature of such claim (provided that any failure to so notify shall not affect the Corporation's liability under this Section
         14) and the Corporation shall, subject as hereinafter provided, be entitled (but not required) to assume the defence on behalf of the Indemnified Party of any suit brought to enforce such claim and/or the contestation of such claim. Any such defence or contestation shall be through legal counsel acceptable to the Indemnified Party, acting reasonably, and no admission of liability or settlement shall be made by the Corporation or the Indemnified Party without, in each case, the prior written consent of all such Indemnified Parties and the Corporation, such consent not to be unreasonably withheld. An Indemnified Party shall have the right to employ separate counsel in any such suit or claim and to participate in the defence or contestation thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless:

         (a) the Corporation fails to assume the defence of such suit on behalf of the Indemnified Party within fifteen (15) Business Days of receiving notice of such suit;

         (b) the employment of such counsel has been authorized by the Corporation; or

         (c) the named parties to any such suit include both the Indemnified Party and the Corporation and the Indemnified Party shall have been advised by counsel that there may be one or more legal defences available to the Indemnified Party which are different from or in addition to those available to the Corporation or there are other circumstances which may reasonably be considered to give rise to a conflict of interest;

         (in each of which cases (a), (b) and (c), the Corporation shall not have the right to assume the defence of such suit on behalf of the Indemnified Party, but shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party) provided that in no event shall the Corporation be required to pay the fees and expenses of more than one set of counsel in respect of all Indemnified Parties in each applicable jurisdiction.

(3) The provisions of this Section 14 shall be in addition to any liability which the Corporation may otherwise have, shall extend upon the same terms and conditions to all and any partners, directors, officers, agents, employees, affiliates, shareholders and representatives of the Agents, shall be binding upon, and shall enure to the benefit of, any heirs, successors, assigns, executors, administrators and personal legal representatives of the Corporation, the Agents and such other persons.

(4) The Agents hereby acknowledge that they will act as trustee for its respective partners, directors, officers, agents, employees, affiliates, shareholders and representatives of the covenants of the Corporation under this Section 14 with respect to such persons.

(5) The rights of indemnification provided in this Section 14 shall be in addition to and not in derogation of any right to indemnification which the Agents may have by statute or otherwise at law.

SECTION 15        CONTRIBUTION.

(1) If for any reason the indemnification provided for in Section 14 is unavailable, in whole or in part, to an Indemnified Party in respect of any Claims or Losses incurred in consequence or flowing out of any such Claim and subject to the restriction and limitations referred to in Section 14, the Corporation shall contribute to the amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Party as a result of such Claims or Losses incurred in consequence or flowing out of any such Claim:

         (a) in such proportion as is appropriate to reflect the relative benefits received by the Corporation on the one hand and the Agents on the other hand from the distribution of the Offered Shares; or

         (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Corporation on the one hand and the Agents on the other hand in connection with the statement, information, misrepresentation, omission, order, inquiry, investigation, proceeding or other matter referred to in Section 14 that resulted in such Claims or Losses incurred in consequence and flowing out of any such Claim, as well as any other relevant equitable considerations.

(2) The relative benefits received by the Corporation on the one hand and the Agents on the other hand shall be deemed to be in the same proportion as the total proceeds from the distribution of the Offered Shares (net of the fee payable to the Agents but before deducting expenses) received by the Corporation is to the fee received by the Agents, in each case as set forth in the table on the face page of the Prospectus. The relative fault of the Corporation on the one hand and the Agents on the other hand shall be determined by reference to, among other things, whether the statement, misrepresentation, omission, order, inquiry, investigation, proceeding or other matter or thing referred to in Section 14 that resulted in such Claims or Losses incurred in consequence or flowing out of any such Claim relates to information supplied by or steps or actions taken or done by or on behalf of the Agents and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, misrepresentation, omission, order, inquiry, investigation, proceeding or other matter or thing referred to in Section 14. The amount paid or payable by an Indemnified Party as a result of such Claims or Losses incurred in consequence or flowing out of any such Claim referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Claims or Losses incurred in consequence or flowing out of any such Claim, whether or not resulting in any such claim, action, suit or proceeding.

(3) The rights of contribution provided in this Section 15 shall be in addition to and not in derogation of any right to contribution which the Agents may have by statute or otherwise at law.

SECTION 16        EXPENSES.

         Whether or not the closing of the purchase and sale of the Offered Shares occurs and subject as hereinafter provided, all costs and expenses (the "EXPENSES") of or incidental thereto shall be borne by the Corporation, including, without limitation all costs and expenses incurred in connection with the preparation, translation, filing, printing and delivery of the Preliminary Prospectus and the Prospectus, and any Supplementary Material, the printing and distribution of commercial copies of each thereof, the preparation and printing of definitive certificates representing the Offered Shares, all fees and expenses related to the marketing of the Offered Shares, including, without limitation, all out of pocket expenses of the Agents, all costs relating to the "roadshows" and all print media campaigns, travel and lodging, data processing and communication charges, courier service, fees relating to the listing of the Offered Shares on the Exchange and the fees and disbursements of legal counsel and consultants to, and other advisors (including, without limitation, public relations advisors) to the Corporation including, goods and services tax on any of the foregoing. The Corporation shall also be responsible for the fees of legal counsel of the Agents up to a maximum of $45,000 (excluding reasonable disbursements and goods and services tax in connection with the distribution of the Offered Shares). This provision shall survive any termination of this Agreement.

SECTION 17        CLOSING.

(1) Subject to the terms and conditions hereof, the closing of the purchase and sale of the Offered Shares will occur at 8:30 a.m. (Toronto time) on October 18, 2000 or such other date not later than October 31, 2000 as the Corporation and the Agents may agree (the "CLOSING TIME" and the "CLOSING DATE", respectively) at the offices of Blake Cassels & Graydon, Commerce Court West, 2300-199 Bay Street, P.O.
         Box 25, Toronto, Ontario, M5L 1A9.

(2) At the Closing Time, the Corporation will be required to satisfy those conditions specified in Section 12 and shall deliver to the Agents:

         (a) definitive certificates representing the Offered Shares in such names and denominations as the Agents shall have advised the Corporation in writing at least one Business Day prior to Closing;

         (b) a certified cheque or bank draft payable to the Agents representing the Treasury Commission; and

         (c) such further documentation as may be contemplated herein or as the Agents may reasonably require.

(3) At the Closing Time, the Agents, shall deliver to the Corporation a certified cheque or bank draft payable to the Corporation representing payment in full of the aggregate subscription price of the Offered Shares to be issued on the Closing Date. Upon the mutual agreement of the Corporation and the Agents, the Agents may deliver certified cheques or bank drafts payable to the Corporation representing the net aggregate subscription price of the Offered Shares less the Treasury Commission and which may include some or all of the expenses of the Agents and, in such event, the Corporation shall have no obligation to deliver certified cheques or bank drafts representing the Treasury Commission as provided in Section 17(2)(b).

SECTION 18        RESTRICTIONS ON FURTHER ISSUES OR SALES BY THE CORPORATION.

(1) During the period commencing on the date hereof and ending on the earlier of the completion of the Offering and the day that is 180 days following the Closing Date, the Corporation agrees not, directly or indirectly, without the prior written consent of the Thomson Kernaghan & Co. Limited (which consent shall not be unreasonably withheld), to issue or sell any securities or financial instruments convertible or exchangeable into Common Shares, other than (i) for the purposes of granting stock options, to directors, officers and employees and existing shareholders of the Corporation (up to a maximum of 15% of the Common Shares outstanding prior to the Closing Date); or (ii) to satisfy existing instruments issued as of the date hereof.

(2) Thomson Kernaghan & Co. Ltd. ("THOMSON KERNAGHAN") shall have a right of first refusal to act as the lead agent in connection with any subsequent Canadian financings contemplated by the Corporation for a period of one year from the date hereof, subject to the Corporation and Thomson Kernaghan, both acting reasonably, agreeing to the terms and conditions thereof. In addition, Thomson Kernaghan shall have a right of first refusal to act as the exclusive financial advisor (should a financial advisor be hired) with regard to any merger and/or acquisition assignment that the Corporation may enter into, on terms that are mutually acceptable, for a period of one year from the date hereof. This Section 18(2) shall survive the termination hereof and shall remain in full force and effect for the benefit of Thomson Kernaghan.

SECTION 19        NOTICE.

(1) Any notice or other communication to be given hereunder shall, in the case of notice:

         (a)      to the Corporation, be addressed to

                  VoiceIQ Inc.
                  240 Riviera Dr.

                  Markham, Ontario
                  L3R 5M1

                  Attention:        Mr. Terry Graham
                                    Chairman and Chief  Executive Officer
                  Fax No.:          (905) 948-8276

                  with a copy to:

                  Blake Cassels & Graydon LLP
                  Commerce Court West
                  2300-199 Bay Street
                  P.O. Box 25 Stn.
                  Toronto, Ontario
                  M5L 1A9

                  Attention:        Mr. Bob Bondy
                  Fax No.:          (416) 963-2653

         (b)      in the case of notice to the Agents, be addressed to

                  Thomson Kernaghan & Co. Limited
                  365 Bay Street
                  Toronto, Ontario
                  M5H 2V2

                  Attention:        Mr. Lionel Conacher
                  Fax No.:          (416) 367-8055

                  with a copy to:

                  Stikeman Elliott
                  Barristers & Solicitors
                  5300 Commerce Court West
                  199 Bay Street
                  Toronto, Ontario
                  M5L 1B9

                  Attention:        Mr. Jay Kellerman
                  Fax No.:          (416) 947-0866

         Any such notice or other communication shall be personally delivered or given by courier service or telecopy, and shall be effective upon receipt thereof.

SECTION 20        INTERPRETATION.

(1) Notwithstanding anything to the contrary contained in this Agreement, all terms and conditions of this Agreement to be performed or satisfied by the Corporation shall be construed as conditions, and any breach or failure to comply with any such terms or conditions shall entitle the Agents, without limitation of any other remedies of the Agents, to terminate the Agents' obligations hereunder, and to terminate, on behalf of subscribers, their obligations to purchase Offered Shares, by giving written notice to that effect to the Corporation at or prior to the closing of the purchase and sale. It is understood that the Agents may, subject to compliance with applicable Canadian Securities Laws, waive, in whole or in part, or extend the time for compliance with, any such terms and conditions, without prejudice to the Agents' rights in respect of any other such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Agents, any such waiver or extension must be in writing.

(2) The representations and warranties of the Corporation contained herein or delivered pursuant hereto and the obligations and liabilities of the Corporation contained herein or delivered pursuant hereto shall survive the sale by the Corporation of the Offered Shares and the distribution of the Compensation Options and shall continue thereafter in full force and effect unaffected by any subsequent disposition of the Offered Shares, the Compensation Shares, or the Compensation Options and the Agents shall be entitled to rely on the representations and warranties the Corporation contained herein or delivered pursuant hereto, notwithstanding any investigation which the Agents may undertake or may have undertaken or which may be or have been undertaken on their behalf.

(3)      Time shall be of the essence hereof.

(4) All amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.

(5) This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

(6) The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof. The division of this Agreement into Sections is for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(7) Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

(8) The invalidity or unenforceability of any particular provision or provisions of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

(9) This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

(10) The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Corporation and the Agents and their respective successors and permitted assigns; provided that, except as herein provided, this Agreement shall not be assignable by any party without the prior written consent of the other (except that the Agents may assign their rights in connection with any bona fide sale of a business or corporate reorganization).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized signing officers, as of the date first above written.

                                      THOMSON KERNAGHAN AND CO. LIMITED

                                      By:
                                         -------------------------------------
                                          Authorized Signing Officer


                                      VOICEIQ INC.
                                      (Formerly BCB VOICE SYSTEMS INC.)

                                      By:
                                         -------------------------------------
                                          Authorized Signing Officer


                                      HAYWOOD SECURITIES INC.

                                      By:
                                         -------------------------------------
                                          Authorized Signing Officer